Exhibit 10.1

INVESTMENT AGREEMENT

dated as of ________ ___, 2009 between

PAB BANKSHARES, INC.

and

TABLE OF CONTENTS

		Page

	ARTICLE I
	PURCHASE; CLOSING

1.1	Purchase	1

1.2	Series B Closing	2

	ARTICLE II
	REPRESENTATIONS AND WARRANTIES

2.1	Disclosure	3

2.2	Representations and Warranties of the Company	4

2.3	Representations and Warranties of Purchaser	9

	ARTICLE III
	COVENANTS

3.1	Filings; Other Actions	13

3.2	Confidentiality	14

3.3	Conduct of the Business	14

	ARTICLE IV
	ADDITIONAL AGREEMENTS

4.1	Legend	14

4.2	Reservation for Issuance	15

4.3	Certain Transactions	15

4.4	Exchange Listing	15

4.5	Articles of Amendment	15

4.6	Conversion of Series B Preferred Stock	15

	ARTICLE V
	TERMINATION

5.1	Termination	15

5.2	Effects of Termination	16

LIST OF EXHIBITS

Exhibit A:	Certificate of Designation for Series B Preferred Stock

Exhibit B:	Form of Warrant

Exhibit C:	Form of Escrow Agreement

Exhibit D:	Form W-9

INVESTMENT AGREEMENT

INVESTMENT AGREEMENT, dated as of _________ ___, 2009 (this “Agreement”), between PAB Bankshares, Inc., a Georgia corporation (the “Company”), and              , a             (“Purchaser”).

RECITALS:

A.           The Investment. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 20,000 shares of a series of contingent convertible perpetual non-cumulative preferred stock, no par value, of the Company, having the terms set forth in Exhibit A (the “Series B Preferred Stock”).  The Series B Preferred Stock shall be convertible into shares of the Company’s no par value Common Stock (“Common Stock”) in accordance with the applicable terms set forth in Exhibit A.  Upon the conversion of the Series B Preferred Stock, the Company shall issue to Purchaser warrants (the “Warrants”) to purchase shares of Common Stock as described in this Agreement and in accordance with the terms and substantially in the form set forth in Exhibit B.

B.           The Securities. The term “Securities” refers collectively to (i) the shares of Series B Preferred Stock which are to be purchased or issued and acquired under this Agreement, (ii) the shares of Common Stock into which the Series B Preferred Stock is convertible, (iii) the Warrants that are issuable upon the conversion of the Series B Preferred Stock and (iv) the Common Stock for which the Warrants may be exercised in accordance with the terms thereof and of this Agreement. When purchased, the Series B Preferred Stock will be evidenced by share certificates incorporating the terms set forth in the Articles of Amendment creating the Series B Preferred Stock. The Articles of Amendment creating the Series B Preferred Stock (the “Articles of Amendment”) shall be made a part of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”) by the filing of the Articles of Amendment with the Secretary of State of Georgia (the “Georgia Secretary”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

1.1           Purchase.  On the terms and subject to the conditions set forth herein, Purchaser will purchase from the Company, and the Company will issue and sell to Purchaser, the number of Securities (at the purchase price) shown below:

	Number of Shares to be Purchased	Price Per Share (In Dollars)	Aggregate Purchase Price (In Dollars)
Series B Preferred Stock		$	$

1.2	Series B Closing.

(a)           Time and Date of Series B Closing. Subject to the satisfaction or waiver of the conditions set forth in this Section 1.2, the closing of the purchase and issuance of the Series B Preferred Stock (the “Series B Closing”) shall occur following the satisfaction or waiver (by the party entitled to grant such waiver) of all of the conditions set forth in this Section 1.2 (other than those conditions that by their nature are to be satisfied at the Series B Closing, but subject to fulfillment or waiver of those conditions), at the offices of Troutman Sanders LLP located at 600 Peachtree Street, N.E., Atlanta, Georgia 30308, at __:__ _.m., Atlanta, Georgia time, on _______ __, 2009 or such other date and/or location as agreed by the parties.  The date of the Series B Closing is referred to as the “Series B Closing Date”.

(b)           Escrow Agreement.  As of the date of this Agreement, the Purchaser shall deposit the Aggregate Purchase Price for the Series B Preferred Stock listed in Section 1.1 (the “Escrow Funds”) with SunTrust Bank (the “Escrow Agent”), to be held in escrow pending the satisfaction or waiver of the conditions and obligations set forth in this Section 1.2, in accordance with the terms of an Escrow Agreement, by and among the Company, Sandler O’Neill & Partners, L.P. and the Escrow Agent, in substantially the form attached hereto as Exhibit C (the “Escrow Agreement”).

(c)	Series B Closing Conditions.

(1)            The obligation of Purchaser, on the one hand, and the Company, on the other hand, to effect the Series B Closing is subject to the fulfillment or written waiver by Purchaser and the Company prior to the Series B Closing of the following conditions:

(A)           no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Series B Closing or shall prohibit or restrict Purchaser or its Affiliates from owning, voting, or, subject to the receipt of approval of the Stockholder Proposal (defined herein), converting or exercising, any Securities in accordance with the terms thereof and no lawsuit shall have been commenced by any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”), and no written notice shall have been issued and not withdrawn by any federal or state banking regulator of competent jurisdiction, seeking to effect any of the foregoing; and

(B)           the shares of Common Stock into which the Series B Preferred Stock is convertible and for which the Warrants may be exercised shall have been authorized for listing on The NASDAQ Global Select Market or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance.

(2)           The obligation of Purchaser to effect the Series B Closing is also subject to the fulfillment or written waiver by Purchaser prior to the Series B Closing of each of the following additional conditions:

(A)           the Company shall have performed in all material respects all other obligations required to be performed by it at or prior to the Series B Closing pursuant to this Agreement; and

(B)           Purchaser shall have received a certificate signed on behalf of the Company by an executive officer certifying to the effect that the condition set forth in Section 1.2(c)(2)(A) have been satisfied.

(3)           The obligation of the Company to effect the Series B Closing is also subject to the fulfillment or written waiver by the Company prior to the Series B Closing of each of the following additional conditions:

(A)           Purchaser has performed in all material respects all obligations required to be performed by it at or prior to the Series B Closing, as the case may be, under this Agreement; and

(B)           the Company shall have received a certificate signed by Purchaser or on behalf of Purchaser by an executive officer certifying to the effect that the condition set forth in Section 1.2(c)(3)(A) has been satisfied.

(d)           Delivery. Subject to the satisfaction or waiver on the Series B Closing Date of the applicable conditions to the Series B Closing in Section 1.2(c), on the Series B Closing Date:

(1)           the Company will deliver to Purchaser certificates representing the number of shares of Series B Preferred Stock listed in Section 1.1; and

(2)           the Purchaser will authorize the release of the Escrow Funds to the Company and will deliver all documentation and perform all actions required by the Escrow Agreement to release such Escrow Funds.

For the avoidance of doubt, following the occurrence of the Series B Closing, the obligations of the Company to deliver the Series B Preferred Stock on the Series B Closing Date and Purchaser to pay for the Series B Preferred Stock on the Series B Closing Date shall become irrevocable and unconditional save for the condition that the other party shall have made the required delivery of the Series B Preferred Stock or payment, as applicable, as stated in Sections 1.2(d)(1) and (2).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1	Disclosure.

(a)           On or prior to the date hereof, the Company delivered to Purchaser and Purchaser delivered to the Company a schedule (a “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to Purchaser, or to one or more covenants contained in Article III.

(b)           As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that (1) is material and adverse to the business, assets, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Series B Closing; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of Purchaser, (D) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing price appreciation/depreciation trends, (E) changes in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of such changes), (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (including guidance as to “earnings drivers”) for any period ending on or after December 31, 2008 (but not the underlying causes of such failure), (G) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (H) the public disclosure of this Agreement or the transactions contemplated hereby.

(c)           “Previously Disclosed” with regard to (1) a party, means information set forth on its Disclosure Schedule, and (2) the Company, means information publicly disclosed by the Company in (A) its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed by it with the Securities and Exchange Commission (“SEC”) on March 11, 2009 and as amended on April 30, 2009, (B) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 or (C) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2009 and publicly available prior to the date of this Agreement (excluding, in the case of all of the foregoing documents, any risk factor disclosures contained in such documents (whether or not included under the heading “Risk Factors”), any disclosure of risks included in any “forward-looking statements” disclaimer and other statements that are similarly non-specific or are predictive or forward-looking in nature).

2.2           Representations and Warranties of the Company.  Except as Previously Disclosed, the Company represents and warrants to Purchaser, as of the date of this Agreement and as of the Series B Closing Date, that:

(a)	Organization and Authority.

(1)           The Company is a corporation duly organized and validly existing under the laws of the State of Georgia, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”).

(2)           Each Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect, and has the corporate power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is being conducted. The Park Avenue Bank, a Georgia state-charted bank that is a member of the Federal Reserve System and is a wholly owned subsidiary of the Company (the “Bank”) is duly organized and validly existing under the laws of the State of Georgia and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation, and all premiums and assessments required to be paid in connection therewith have been paid when due. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company, including the Bank.

(b)           Capitalization. The authorized capital stock of the Company consists of 98,500,000 shares of no par value Common Stock and 1,500,000 shares of preferred stock, no par value, of the Company (the “Company Preferred Stock”). As of the date hereof, there are 9,324,407 shares of Common Stock outstanding, no shares of Company Preferred Stock outstanding, and 699,565 shares of Common Stock are reserved for issuance upon exercise of outstanding stock options. Except for the foregoing, and except for (a) shares issued or reserved for issuance pursuant to employee equity awards outstanding or granted after the date hereof in the ordinary course of business consistent with past practice, (b) any equity that may be issued under the U.S. Treasury Department’s Troubled Asset Relief Program Capital Purchase Program or any successor program thereof and (c) equity that may be issued pursuant to the investment agreements entered into on March 5, 2009 in connection with the private placement of the Company’s Series A Preferred Stock, the Company shall not have (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  Notwithstanding any of the foregoing, the Company shall have the right to issue any shares of Common Stock, Company Preferred Stock, debt or any other type of security, as long as such issuance is pursuant to a public offering.

(c)           Company’s Subsidiaries. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company Subsidiaries, free and clear of any liens, charges, adverse rights or claims, pledges, covenant, title defect, security interests and other encumbrances of any kind (“Liens”), and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or redemption or issuance of any shares of capital stock or any other equity security of such Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Company Subsidiary.

(d)	Authorization.

(1)           The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and unanimously authorized by the Board of Directors. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings or stockholder actions are necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby, subject, in the case of the authorization and issuance of the shares of Common Stock to be issued on conversion or exercise of the Series B Preferred Stock or the Warrants to be purchased or acquired under this Agreement, to receipt of the approval by the Company’s stockholders of the Stockholder Proposal. The only vote of the stockholders of the Company required to approve the conversion of the Series B Preferred Stock into, and exercise of the Warrants for, Common Stock for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules, is a majority of the total votes cast on such proposal.

(2)           Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof (including, without limitation, the conversion or exercise provisions of the Series B Preferred Stock or the Warrants), will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) its Articles of Incorporation or by-laws (or similar governing documents) or the articles of organization, charter, by-laws or other governing instrument of any Company Subsidiary, subject in the case of the authorization and issuance of the shares of Common Stock to be issued on conversion or exercise of the Series B Preferred Stock or the Warrants to be purchased under this Agreement, to receipt of the approval by the Company’s stockholders of the Stockholder Proposal, or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in Section 2.2(e), violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except, in the case of clauses (A)(ii) and (B), for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)           Governmental Consents. Other than the Securities Act and the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(f)           Financial Statements. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, stockholders’ equity and cash flows, together with the notes thereto (collectively, the “Company Financial Statements”), included in any Company Report filed with the SEC, (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates set forth therein and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments.

(g)           Reports.  Since December 31, 2007, the Company and each Company Subsidiary has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities.  In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(h)           Absence of Certain Changes. Since December 31, 2008 until the date hereof, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (2) the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests and (3) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(i)           No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements filed prior to the date hereof to the extent required to be so reflected or reserved against in accordance with GAAP, except for (1) liabilities that have arisen since December 31, 2008 in the ordinary and usual course of business and consistent with past practice, (2) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements Previously Disclosed or not required by this Agreement to be so disclosed and (3) liabilities that have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)           Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which might subject the offering, issuance or sale of any of the Securities to Purchaser pursuant to this Agreement to the registration requirements of the Securities Act.

(k)           Status of Securities. The shares of Series B Preferred Stock (upon filing of the Articles of Amendment with the Georgia Secretary) and the Warrants to be issued upon conversion of the Series B Preferred Stock have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Series B Preferred Stock will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company. The Warrants, when executed and delivered by the Company pursuant to the terms of this Agreement, will constitute valid and legally binding agreements of the Company enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). The shares of Common Stock issuable upon the conversion of the Series B Preferred Stock and exercise of the Warrants will, upon filing of the Articles of Amendment with the Georgia Secretary and upon receipt of the approval by the Company’s stockholders of the Stockholder Proposal, have been duly authorized by all necessary corporate action and when so issued upon such conversion or exercise will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company.

(l)           Litigation and Other Proceedings. There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary or to which any of their assets are subject, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any Company Subsidiaries.

(m)           Compliance with Laws. The Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. The Company and each Company Subsidiary has complied in all material respects and is not in default or violation in any respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any Company Subsidiary.

(n)           Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations. Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2007, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised since December 31, 2007 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. Each of the Company and each Company Subsidiary is in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.

(o)           Brokers and Finders. Except for Sandler O’Neill & Partners, L.P., neither the Company nor any Company Subsidiary nor any of their respective officers or directors, or to the Company’s knowledge, other employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

2.3           Representations and Warranties of Purchaser.  Except as Previously Disclosed, Purchaser hereby represents and warrants to the Company, as of the date of this Agreement and as of the Series B Closing Date that:

(a)           Organization and Authority. If Purchaser is a partnership, corporation, limited liability company or other entity, then such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b)	Authorization.

(1)           If Purchaser is a partnership, corporation, limited liability company or other entity, then (i) such Purchaser has the corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder; and (ii) the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by Purchaser’s board of directors, general partner or managing members, as the case may be, and no further approval or authorization by any of its partners or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2)           Neither the execution, delivery and performance by Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of (i) its articles of incorporation, articles of organization, bylaws, operating agreement, partnership agreement or similar governing documents, if applicable or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party or by which it may be bound, or to which Purchaser or any of the properties or assets of Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Purchaser or any of its properties or assets, except, in the case of clauses (A)(ii) and (B), for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c)           Governmental Consents. Other than the Securities Act and the securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement.

(d)           Purchase for Investment. Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. Purchaser (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision, and (4) is an “accredited investor” (as that term is defined in Rule 501 of the Securities Act).

(e)           Financial Capability.  The Purchaser has the available funds necessary to consummate the Series B Closing on the terms and conditions contemplated by this Agreement.

(f)           Disclosure of Information. The Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased under this Agreement. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which Purchaser had access. The Purchaser understands and acknowledges that any information issued by the Company, (i) was intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements, provided that the Company believes such statements were reasonable when made and made such statements in good faith.

(g)           Restricted Securities. The Purchaser understands that the Series B Preferred Stock  and the Warrants as well as the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the exercise of the Warrants are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.   Purchaser must bear the economic risk of this investment indefinitely unless the Series B Preferred Stock and Warrants and the shares of the underlying Common Stock are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Series B Preferred Stock, the Warrants or any shares of the underlying Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Series B Preferred Stock, the Warrants or the shares of the underlying Common Stock under the circumstances, in the amounts or at the times Purchaser might propose.  In this connection, Purchaser represents that Purchaser is aware of the provisions of Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(h)           Brokers and Finders. Neither Purchaser nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Purchaser, in connection with this Agreement or the transactions contemplated hereby.

(i)           Certificate of U.S. Residence and Form W-9.  To prevent backup withholding on any Series B Preferred Stock sold to Purchaser, Purchaser is required to provide the Company with (A) the Purchaser’s correct Taxpayer Identification Number (“TIN”), certifying that the TIN provided on the Form W-9, attached hereto as Exhibit D, is correct (or that Purchaser is awaiting a TIN) and that (i) Purchaser is exempt from backup withholding, (ii) Purchaser has not been notified by the Internal Revenue Service that Purchaser is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified Purchaser that Purchaser is no longer subject to backup withholding, and (B) if applicable, an adequate basis for exemption.  In order to provide a basis for the Company to determine that withholding of tax will not be required with respect to Purchaser’s purchase of the Series B Preferred Stock and future distributions on the Common Stock owned by Purchaser, Purchaser certifies the following:

(1)           Purchaser is not a nonresident alien for purposes of U.S. income taxation, nor is Purchaser a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder) or a nominee for any of the foregoing.

(2)           Purchaser’s U.S. taxpayer identification number or social security number is set forth on the signature page to this Agreement.

(3)           Purchaser’s home (for individual) or office (for an entity) address is as set forth on the signature page to this Agreement.

(4)           Purchaser hereby agrees to notify the Company within sixty (60) days of the date on which Purchaser becomes a nonresident alien individual, or foreign person or a nominee for a nonresident alien or foreign person.  Purchaser understands that this certification may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein could be punished by fine, imprisonment, or both.

(5)           Purchaser is not subject to backup withholding because:  (A) Purchaser is exempt from backup withholding, or (B) Purchaser has not been notified by the Internal Revenue Service that Purchaser is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the Internal Revenue Service has notified Purchaser that Purchaser is no longer subject to backup withholding.  (You must cross out this subparagraph (5) if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return).

(6)           Under penalties of perjury, Purchaser declares that Purchaser has examined this certification and, to the best of Purchaser’s knowledge and belief, it is true, correct and complete.

ARTICLE III

COVENANTS

3.1	Filings; Other Actions.

(a)           Purchaser and the Company will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver both before and after the Series B Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. In particular, Purchaser will use its reasonable best efforts to promptly obtain or submit, and the Company will cooperate as may reasonably be requested by Purchaser to help Purchaser promptly obtain or submit, as the case may be, as promptly as practicable, all notices to and, to the extent required by applicable law or regulation, consents, approvals or exemptions from bank regulatory authorities, for the transactions contemplated by this Agreement.

(b)           Unless this Agreement has been terminated pursuant to Section 5.1, the Company shall call a meeting of stockholders (which may be the Company’s 2009 annual meeting of stockholders) and propose that the stockholders of the Company vote on the proposal (the “Stockholder Proposal”) to approve the conversion of the Series B Preferred Stock into, and exercise of the Warrants for, Common Stock, for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules. The Board of Directors shall recommend to the Company’s stockholders that such stockholders vote in favor of the Stockholder Proposal. In connection with such meeting, the Company shall prepare (and Purchaser will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders and shall use its reasonable best efforts to solicit proxies for such stockholder approval. In the event that the approval of the Stockholder Proposal is not obtained at the Company’s annual stockholders’ meeting, the Company shall include a proposal to approve (and the Board of Directors shall recommend approval of) each such proposal at a meeting of its stockholders no less than once in each subsequent six-month period beginning on the date of such annual stockholders’ meeting until all such approvals are obtained or made.

(c)           Purchaser agrees to furnish the Company, and the Company shall upon request,  furnish to Purchaser, all information concerning itself, its Affiliates, directors, officers, partners and stockholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with any such stockholders meeting and any other statement, filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Governmental Entity in connection with the Series B Closing and the other transactions contemplated by this Agreement.

3.2           Confidentiality. Each party to this Agreement will hold, and will cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors.

3.3           Conduct of the Business.  Prior to the earlier of the Series B Closing Date and the termination of this Agreement pursuant to Section 5.1 (the “Pre-Closing Period”), the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to carry on its business in the ordinary course of business and use reasonable best efforts to maintain and preserve its and such Company Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it; provided, however, that nothing in this sentence shall limit or require any actions that the Board of Directors may, in good faith, determine to be inconsistent with their duties or the Company’s obligations under applicable law.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1	Legend.

(a)           Purchaser agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b)           Upon request of Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause of the legend to be removed from any certificate for any Securities to be Transferred in accordance with the terms of this Agreement. Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.2           Reservation for Issuance.  The Company will reserve that number of shares of Common Stock and Series B Preferred Stock sufficient for issuance, including upon exercise or conversion, of Securities owned at any time by Purchaser, without regard to any limitation on such conversion or exercise.

4.3           Certain Transactions.  The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.4           Exchange Listing.  The Company shall use its reasonable best efforts to cause the shares of Common Stock reserved for issuance pursuant to the conversion of the Series B Preferred Stock and exercise of the Warrants to be approved for listing on The NASDAQ Global Select Market, subject to official notice of issuance (and, in the case of shares of Common Stock issuable upon conversion of Series B Preferred Stock and exercise of Warrants, upon receipt of the approval by the Company’s stockholders of the Stockholder Proposal), as promptly as practicable, and in any event before the Series B Closing.

4.5           Articles of Amendment.  In connection with the Series B Closing, the Company shall file the Articles of Amendment in the State of Georgia, and the Articles of Amendment shall continue to be in full force and effect as of the Series B Closing Date.

4.6	Conversion of Series B Preferred Stock.

(a)           Warrants. Upon the conversion of the Series B Preferred Stock into Common Stock, the Company shall issue to Purchaser Warrants to purchase ___________ shares of Common Stock at an exercise price of $3.75 per share.  The Warrants shall be substantially in the form set forth in Exhibit B.

(b)           Beneficial Ownership.  Notwithstanding anything to the contrary contained in this Agreement, the Purchaser will not be entitled to receive shares of Common Stock upon conversion of the Series B Preferred Stock or exercise of the Warrants to the extent (but only to the extent) that such receipt would cause such Purchaser to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of Common Stock outstanding at such time. Any purported delivery of shares of Common Stock upon conversion of the Series B Preferred Stock or exercise of the Warrants shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Purchaser becoming the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time; provided, however, that if prior to such conversion or exercise such Purchaser was, directly or indirectly, a beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time, such Purchaser will be entitled to receive shares of Common Stock upon the conversion of the Series B Preferred Stock or exercise of the Warrants.

ARTICLE V

TERMINATION

5.1           Termination. This Agreement may be terminated prior to the Series B Closing:

(a)           by mutual written agreement of the Company and Purchaser;

(b)           by the Company or Purchaser, upon written notice to the other parties, in the event that the Series B Closing does not occur on or before September 30, 2009; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Series B Closing to occur on or prior to such date; or

(c)           by the Company or Purchaser, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable.

5.2           Effects of Termination.  In the event of any termination of this Agreement as provided in Section 5.1, no party will have any further rights or obligations under this Agreement (other than Section 3.2(b) and Article VI, which shall remain in full force and effect) provided that nothing herein shall relieve any party from liability for any breach of this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1           Expenses.  Each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

6.2           Amendment; Waiver.  No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Series B Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.3           Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.4           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Georgia for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.5           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.6           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to Purchaser to the address set forth on the signature page hereto.

(b)	If to the Company:

PAB Bankshares, Inc.
Attention: Donald J. “Jay” Torbert
3250 North Valdosta Road
Valdosta, Georgia 31602
Telephone: (229) 241-2775

with a copy to (which copy alone shall not constitute notice):

Troutman Sanders LLP
Attention: Thomas O. Powell, Esq.
600 Peachtree Street, N.E. – Suite 5200
Atlanta, Georgia 30308
Telephone: (404) 885-3294
Facsimile: (404) 962-6658

6.7           Entire Agreement; Assignment.  (a) This Agreement (including the Exhibits, Schedules and Disclosure Schedules hereto) and any other agreements executed on the date hereof by the parties hereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof other than the terms of any confidentiality agreement entered into between the parties; and (b) neither party hereto may assign this Agreement, in whole or in part, without the prior written consent of the other party hereto, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect.

6.8           Interpretation; Other Definitions.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)           the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control”(including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(b)           the word “or” is not exclusive;

(c)           the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(d)           the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(e)           “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Georgia generally are authorized or required by law or other governmental action to close;

(f)           “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; and

(g)           to the “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act, but excluding any Vice President or Secretary) of the Company.

6.9           Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.10         Severability.  If any provision of this Agreement or the application thereof to any person (including the officers and directors the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.11         No Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies.

6.12         Time of Essence.  Time is of the essence in the performance of each and every term of this Agreement.

6.13         Certain Adjustments.  If the representations and warranties set forth in Section 2.2(b) are not true and correct in all respects as of the Series B Closing Date, the number of shares of Series B Preferred Stock shall be, at Purchaser’s option, proportionately adjusted to provide Purchaser with the same economic effect as contemplated by this Agreement in the absence of such failure to be true and correct.

6.14         Public Announcements.  Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement.

6.15         Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto or duly authorized officers of the parties hereto as of the date first herein above written.

“COMPANY”

PAB BANKSHARES, INC.

By:
Name:
Title:

(Signature Page to Investment Agreement)

“PURCHASER”

Signature:
Print Name:
SSN #:
Address:

(Signature Page to Investment Agreement)
(Individual)

“PURCHASER”

Name of Entity:
Tax ID #:

By:
Print Name:
Title:
Address:

(Signature Page to Investment Agreement)
(Entity)

“PURCHASER”

Name of IRA:
Tax ID #:

By:
Print Name:
Address:

(Signature Page to Investment Agreement)
(IRA)